Exhibit 10.25

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 7 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 7 to Amended and Restated Master Repurchase Agreement, dated as of September 18, 2018 (this “Amendment”), between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and CALIBER HOME LOANS, INC. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of November 25, 2016 (as amended by Amendment No. 1, dated as of June 16, 2017, Amendment No. 2, dated as of December 13, 2017, Amendment No. 3, dated as of January 12, 2018, Amendment No. 4, dated as of February 2, 2018, Amendment No. 5, dated as of February 28, 2018, and Amendment No. 6, dated as of June 22, 2018, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of November 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and the Pricing Letter, as applicable.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definition of “Ginnie Mae Re-Performing Mortgage Loan” in its proper alphabetical order:

“Ginnie Mae Re-Performing Mortgage Loan” shall mean a FHA Loan, VA Loan or RD Loan (a) that previously was ninety (90) days or more delinquent; (b) that is not a Delinquent Mortgage Loan on or after the related Purchase Date; (c) whereby all past due payments are paid in full on and after the related Purchase Date; (d) that is not a Wet Loan; (e) that conforms to the requirements for Ginnie Mae securitization and (f) that is otherwise acceptable to Buyer in its sole discretion.

SECTION 2. Representations and Warranties. Schedule 1 to the Existing Repurchase Agreement is hereby amended by:

2.1 deleting paragraphs (b), (c), (e), (j) and (t) in their entirety and replacing them with the following:

(b) Payments Current. No payment required under the Mortgage Loan is thirty (30) days or more delinquent nor has any payment under the Mortgage Loan (other than a Ginnie Mae Modified Loan or Ginnie Mae Re-Performing Mortgage Loan) been thirty (30) days or more delinquent at any time since the origination of the Mortgage Loan; and, if the Mortgage Loan is a Co-op Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever to the knowledge of Seller, been threatened or commenced with respect to the Co-op Loan.

(c) Origination Date. Unless otherwise approved by Buyer and other than with respect to a Ginnie Mae Modified Loan or a Ginnie Mae Re-Performing Mortgage Loan, the initial Purchase Date is no more than (i) with respect to Mortgage Loans other than Correspondent Mortgage Loans in non-escrow states, [***] following the origination date of the Mortgage Note; (ii) with respect to Mortgage Loans other than Correspondent Mortgage Loans in escrow states, [***] following the origination date of the Mortgage Note and (iii) with respect to Correspondent Mortgage Loans, [***] following the origination date of the Mortgage Note.

(e) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage (other than a Ginnie Mae Re-Performing Mortgage Loan and solely with respect to defaults prior to the related Purchase Date), and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Other than with respect to a Ginnie Mae Modified Loan, Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest.

(j) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission. Other than with respect to a Ginnie Mae Modified Loan or Ginnie Mae Re-Performing Mortgage Loans, Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(t) No Defaults. Other than payments due but not yet [***] or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration other than with respect to a Ginnie Mae Modified Loan in accordance with the Ginnie Mae guide and the Modification Agreement or a Ginnie Mae Re-Performing Mortgage Loan; and with respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments permitted by the Agencies (including assessments payable in the future installments, which previously became due and owing) have been paid, and Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.

2.2 adding the following paragraph at the end thereof:

(cccc) Ginnie Mae Re-Performing Mortgage Loan. Each Ginnie Mae Re-Performing Loan (i) with respect to (x) a FHA Loan, is fully insured by the FHA pursuant to a FHA Mortgage Insurance Certificate; (y) a VA Loan, is guaranteed by the VA pursuant to a VA Loan Guaranty Agreement and (z) a RD Loan, is guaranteed by the RD pursuant to a RD Loan Guaranty Agreement and (iii) conforms to the requirements of Ginnie Mae for securitization.

SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(i) this Amendment, executed and delivered by duly authorized officers, as applicable, of the Buyer and Seller; and

(ii) Amendment No. 10 to the Pricing Letter, executed and delivered by duly authorized officers, as applicable, of the Buyer and Seller.

SECTION 4. Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 5. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 10 of the Repurchase Agreement. Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:	/s/ Chi Ma
	Name:	Chi Ma
	Title:	Director

By:	/s/ Ari Lash
	Name:	Ari Lash
	Title:	Executive Director

CALIBER HOME LOANS, INC., as Seller

By:	/s/ Vasif T. Imtiazi
	Name:	Vasif T. Imtiazi
	Title:	EVP Deputy CFO

Signature Page to Amendment No. 7 to Amended and Restated Master Repurchase Agreement